Teleflex Incorporated Q1 2007 Financial Results May 1, 2007 Exhibit 99.2

Forward-Looking Statements Note: The following slides reflect continuing operations. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on sales of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 69476307

Jeff Black Chairman and Chief Executive Officer

First Quarter 2007 Highlights - Revenues: $667.3 million, up 11%; Core growth of 8% - GAAP Income from continuing operations: $43.1 million, up 56% - Income from continuing operations excluding special charges and gain on sale of assets: $ 42.9 million, $1.09 per diluted share Maintain strong balance sheet: 17.3% net debt to capital Continue to expand operating margins: operating margins before restructuring costs and gain on sale up 210 basis points from Q1 2006 Other: Signed agreement to divest precision-machined components business in Aerospace (moved to discontinued operations) Acquired new product line in Medical and new heavy lift business in Commercial Note: The following slides reflect continuing operations.

First Quarter 2007 Highlights Commercial: Revenues up 8% (core growth 5%) Operating profit flat Operating margins 6.1% Medical: Revenues up 12% (core growth 7%) Operating profits up 61% Operating margins 21.4% Aerospace: Revenues up 20% (core growth 17%) Operating profits up 38% Operating margins 11.4%

1Q 2007 Market Dynamics Segment Commercial Medical Aerospace Market Dynamics Growth in international truck, bus/industrial, APU, Fluid, OPE Marine outperforms the market Automotive flat excluding currency impact Stronger international performance Disposables and surgical devices for hospital markets drive increase Cargo systems deliveries up Cargo aftermarket spares up Repair sales up

Teleflex First Quarter Takeaways Overall strong end market environment Restructuring program and portfolio realignment program are delivering expected results Teleflex maintains strong business fundamentals Continuing to adjust the business / product portfolio and invest in growth opportunities

Kevin Gordon Executive Vice President and Chief Financial Officer

Summary Financial Performance - Q1 2007

Three Month Summary from Continuing Operations

Financial Results - Commercial Segment + Auxiliary power units + Fluid systems, driver controls for truck and bus markets + Marine aftermarket, engine products and international sales increase Customer price reductions and higher costs in automotive Commodity costs negatively impact auto and marine margins

Financial Results - Medical Segment + Revenue growth across all businesses + International markets lead growth + Taut acquisition in surgical + Operating margins exceed 20+% for 3rd consecutive quarter, with improvements in all product lines + IT implementation spending on plan for the quarter - Softness in OEM orthopedic instrument business continued

Financial Results - Aerospace Segment + Strong core growth for wide body cargo systems and narrow body systems + Cargo aftermarket up + Repairs higher than expected + Cost and productivity improvement in cargo + Restructuring benefit in repairs Note: Results reflect move of components business to discontinued operations

Asset Velocity Asset velocity of 16.7% at Q1'07 vs. 18.9% at Q1'06 Note: Asset velocity defined as net working capital less cash, deferred taxes, and net assets held for sale plus current portion of long term debt and income tax payable divided by annualized quarterly sales

Cash Flow ~ Note: Impact of precision-machined components business divestiture reflected in presentation above

Strong Balance Sheet for Future Growth Strong, well capitalized balance sheet provides debt capacity for potential acquisitions

2007 Outlook Low High Earnings per share from continuing operations before special charges $4.05 $4.25 Special charges $(0.16) $(0.11) Earnings per share from continuing operations, including special charges $3.89 $4.14 Impact of precision-machined components business divestiture to 2007 Guidance adjustments: Approximate impact of divestiture to original 2007 forecast ~ $0.25 Gain estimated based on current operations / close in Q2 2007 ~ $1.25 Operating cash flow approaching $300 million

Summary Teleflex: Outstanding fundamentals Solid core growth Expanding margins Profitable businesses Low net debt to capital ratio Strong cash flow and cash flow conversion Investing for growth Technology and new product development Commitment to international markets Active acquisition pipeline

Question and Answer Session

Appendix A - Reconciliation of Net Debt to Total Capital